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                                                                 EXHIBIT 10.2(d)


                         EMPLOYMENT AGREEMENT EXTENSION


         This Employment Agreement Extension by and between OUTLOOK GROUP CORP., a Wisconsin corporation (the "Employer"), and Joseph J. Baksha (the "Employee") is made as of the 1st day of June, 2001. Reference is made to the Employment Agreement, made the 18th day of August, 1999, by and between Employer and Employee (the "Employment Agreement"). A copy of the Employment Agreement is attached hereto for convenient reference.

         EMPLOYER AND EMPLOYEE AGREE, for the consideration of the mutual promises and agreements hereinafter set forth, as follows:

         1. EXTENSION. The Employer and the Employee hereby agree and confirm that the Employment Agreement is hereby extended for a period of two years, until May 31, 2003, and is renewable by mutual consent on or before June 1, 2003.

         2. COMPENSATION. Employer agrees to pay Employee during the term of this Agreement, a compensation consisting of a salary, along with an incentive earnings opportunity, also to be determined annually, as provided in "Exhibit A," attached, which is a part of this Agreement.

                  All compensation shall be subject to the customary withholding tax and other employment taxes as required with respect to compensation paid by a corporation to an employee. Employee shall not be entitled to any other compensation except as expressly provided for in this Agreement, or as provided for by the Compensation Committee of the Board of Directors.

         3. EMPLOYER INITIATED TERMINATION. For purposes of determining an "Employer initiated termination" under Section 4 of the Employment Agreement, such term shall include, without limitation, a failure of the Employer to offer a renewal on or before June 1, 2003 on terms at least substantially similar to the terms hereof.

         4. CHANGE IN CONTROL. "Change in control" as used in the Employment Agreement shall mean a "change in control" as defined in the Outlook Group Corp. 1999 Stock Option Plan.

         5. OTHER PROVISIONS NOT MODIFIED. Except as modified hereby, the other terms and conditions of the Employment Agreement remain in full force and effect as provided therein.



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         IN WITNESS WHEREOF, the parties have executed this Employment Agreement
Extension on the date first above written and by so executing, the parties acknowledge that they have read and fully understand all the terms and conditions included in this Extension and acknowledge receipt of an executed copy of this Extension.


EMPLOYEE:                                      OUTLOOK GROUP CORP.:

                                               By:
-----------------------------                     ------------------------------
Joseph J. Baksha                               Richard C. Fischer, Chairman



Enclosures: Exhibit "A" and the Employment Agreement.


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                                   EXHIBIT "A"


                 TO EMPLOYMENT AGREEMENT (AS EXTENDED) BETWEEN|
                             OUTLOOK GROUP CORP. AND
                                JOSEPH J. BAKSHA
                             EFFECTIVE JUNE 1, 2001


COMPENSATION

1.       SALARY EFFECTIVE JUNE 1, 2001

         Employer agrees to pay Employee bi-weekly salary shall continue as $8,653.85 each two (2 ) weeks ($225,000 per year equivalent) on its regular payroll. That salary will be in effect each of fiscal 2002 and fiscal 2003, unless modified by mutual agreement of the Employee and the Employer.

2.       INCENTIVE EARNINGS OPPORTUNITY

         EBIT Level                         Incentive

         $0 to $2,500,000                   None
         $2,500,001 to above                5% of the amount over $2,500,000

         This is a quarterly program that is annualized. Payments will be made quarterly with the fourth quarter distribution subject to the year end audit. Annual plan payment is maximized at 75% of participant's salary. This incentive payment opportunity shall be in effect in each of fiscal 2002 and 2003.

3.       CAR ALLOWANCE

         Monthly reimbursement rate is set at $850, which includes all auto related expenses including gas.


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